UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2011

FUELSTREAM, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Ste 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2510

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On March 17, 2011, Fuelstream, Inc. (the “Company”) entered into a letter of intent (“LOI”) to acquire all of the outstanding shares of Aviation Fuel International, Inc. (“AFI”), a Florida corporation that is a distributor of fuel to airlines and other commercial air carriers.

The LOI contemplates that the Company and the shareholders of AFI will prepare and execute definitive agreements regarding the acquisition within the coming weeks.  The material terms of such acquisition will likely include the following:

(i)	the payment to the AFI shareholders of up to $2 million in cash within a prescribed period of time following the closing;

(ii)	the issuance of shares of the Company’s capital stock to the AFI shareholders; and

(iii)	the employment of certain principals of AFI to continue to manage and develop the AFI business following the acquisition.

The acquisition will be subject to certain conditions, including due diligence by the relevant parties and the completion of audits of AFI necessary for consolidation with the financial results of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

By:  /s/ Mark Klok
Date:  March 17, 2011                                                                           ___________________________________________
Mark Klok
Chief Executive Officer